UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011 (July 19, 2011)

MARTHA STEWART LIVING OMNIMEDIA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 827-8000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2011, Martha Stewart Living Omnimedia, Inc. (the “Company”) increased the size of its Board of Directors (the “Board”) from seven to eight directors and appointed Lisa Gersh, its President and Chief Operating Officer, to fill the vacancy so created. As described in the Company’s Current Report on Form 8-K reporting Ms. Gersh’s employment, filed May 31, 2011, her employment agreement provides for her appointment to the Board at the first Board meeting after June 6, 2011 and for her nomination as a director in connection with each annual meeting of the Company’s stockholders during the four-year term of the agreement. As a Company employee, Ms. Gersh will not receive additional compensation for serving as a director and will not serve on any committee of the Board. Upon her appointment to the Board, and pursuant to her employment agreement, the Company entered into an indemnification agreement with Ms. Gersh. Except for her employment agreement, described in the May 31, 2011 Current Report on Form 8-K, she is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.

Date: July 22, 2011	By:	/s/ Peter Hurwitz
Executive Vice President and General Counsel